As filed with the Securities and Exchange Commission on October 13, 2000
                                                   Registration No.333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                                 MAGNA-LAB INC.
             (Exact name of registrant as specified in its charter)

            New York                                        11-3074326
 (State or other jurisdiction of                         (I.R.S. employer
  incorporation or organization)                        identification no.)

                              6800 Jericho Turnpike
                                Syosset, NY 11797
               (Address of principal executive offices) (Zip code)

                             -----------------------

                     MAGNA-LAB INC. 1992 STOCK OPTION PLAN,
                                   AS AMENDED
                            (full title of the plan)

                           Mr. Daniel M. Mulvena, CEO
                                 Magna-Lab Inc.
                              6800 Jericho Turnpike
                                Syosset, NY 11797
                     (Name and address of agent for service)
                                 (516) 393-5874
          (Telephone number, including area code, of agent for service)

                             -----------------------

                                    Copy to:
                            Irwin M. Rosenthal, Esq.
                             Greenberg Traurig, LLP
                                 200 Park Avenue
                            New York, New York 10166
                                 (212) 801-9200

                             -----------------------

                         Calculation of Registration Fee

--------------------------------------------------------------------------------------------------
                                           Proposed maximum    Proposed maximum
 Title of securities     Amount to be     offering price per  aggregate offering     Amount of
   to be registered      registered(1)           unit                price        registration fee
--------------------------------------------------------------------------------------------------
Class A Common Stock        222,500(2)        $  0.25(4)          $   55,625         $  14.69
($.001 par value per
share)
--------------------------------------------------------------------------------------------------
Class A Common Stock
($.001 par value per
share)                    5,025,000(2)        $  0.22(4)          $1,105,500         $ 291.85
--------------------------------------------------------------------------------------------------
Class A Common Stock
($.001 par value per
share)                    7,752,500(3)        $  0.54(5)          $4,186,350        $1,105.20
--------------------------------------------------------------------------------------------------
        TOTAL            13,000,000                               $5,347,475        $1,411.74
--------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 this Registration Statement also covers such indeterminable number of additional shares as may become issuable pursuant to terms designed to present dilution resulting from stock splits, stock dividends or similar events.

(2) Represents shares of common stock reserved for issuance pursuant to options granted under the Registrants 1992 Stock Option Plan, as amended (the "Option Plan"), which shares have been made available pursuant to an increase in the total authorized shares under the Option Plan from 1,000,000 to 14,000,000.
(3) Represents shares of common stock reserved for issuance pursuant to options available for grant, not yet granted, under the Option Plan which shares have been made available pursuant to the increase in the total authorized shares under the Option Plan.
(4) Calculated on the basis of the exercise price of the related options in accordance with Rule 457(h).
(5) Calculated on the basis of the average of the closing bid and ask prices as of October 11, 2000 in accordance with Rule 457(h).

                                EXPLANATORY NOTE

      Pursuant to Rule 428(b) (1) under the Securities Act of 1933, as amended (the "Securities Act"), an information statement will be distributed to holders of options granted under the Magna-Lab Inc. 1992 Stock Option Plan, as amended (the "Option Plan"). The information statement and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of the Securities Act.

           INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

      Except as modified herein, the contents of the registrant's registration statement on Form S-8, Registration No. 333-35516, are incorporated by reference herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 5. Interests of Named Experts and Counsel.

      Certain legal matters in connection with the issuance of the shares of Common Stock, par value $.001 per share, of the registrant being registered hereby are being passed upon by Greenberg JamesTraurig LLP, 200 Park Avenue, New York, New York 10166, counsel to the registrant. Irwin M. Rosenthal, a member of such firm, serves as a director of the registrant. Mr. Rosenthal directly owns 349,593 shares of Common Stock of the registrant and may be deemed to beneficially own, directly or indirectly, 500,000 shares of Common Stock of the registrant, including 500,000 shares of Common Stock issuable upon exercise of options which are currently exercisable . In addition, other members of Greenberg Traurig LLP may own or be deemed to beneficially own additional shares of Common Stock of the registrant.

      Item 8. Exhibits.

      The following is a complete list of exhibits filed as a part of this registration statement:

            Exhibit No.                       Document
            -----------                       --------

               4.1 1992 Stock Option Plan of the Registrant as amended ("Option Plan").

               4.2 Specimen Common Stock Certificate. (Incorporated by reference to Exhibit 4.2 contained in the Registrant's registration statement on Form S-1, Registration No. 33-56344).

               4.3 Form of Stock Option Agreement for Officers and Directors under the Option Plan (Incorporated by reference to Exhibit 10.14 contained in the Registrant's registration statement on Form SB-2, Registration No. 33-96272).

            Exhibit No.                       Document
            -----------                       --------

               4.4 Form of Stock Option Agreement for non-Officers and Directors under the Option Plan (Incorporated by reference to Exhibit 10.21 contained in the Registrant's Form 10-KSB for the year ended February 28, 1994, File No. 0-21320.

               5.1            Opinion of Greenberg Traurig LLP.

               23.1           Consent of Greenberg Traurig LLP. (Included in
                              Exhibit 5.1).

               23.2           Consent of Rothstein Kass & Company, LLP.

               24.1 Powers of Attorney. (Included on the signature page of this Registration Statement).

      SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 13, 2000.

                          MAGNA-LAB INC.


                          By: /s/ Daniel M. Mulvena
                              ------------------------------------------
                                  Daniel M. Mulvena
                                  CEO and Chairman of the Board of Directors

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Daniel M. Mulvena and Lawrence A. Minkoff his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                  Title                             Date
            ---------                                  -----                             ----

/s/  Daniel M. Mulvena                    CEO and Chairman of the Board of          October 13, 2000
---------------------------------         Directors (principal executive
     Daniel M. Mulvena                    officer and acting principal
                                          financial and accounting officer)

/s/  Lawrence A. Minkoff, Ph.D.           President, Chief Scientific Officer       October 13, 2000
-------------------------------           and Director
     Lawrence A. Minkoff,  Ph.D.

/s/  Jerry Feldman                        Vice President and Director               October 13, 2000
---------------------------------
     Jerry Feldman

/ /   Jonathan Adereth                    Director                                  October 13, 2000
------------------------------
      Jonathan Adereth

/s/  Joel Kanter                          Director                                  October 13, 2000
---------------------------------
     Joel Kanter

/ /  Seymour Kessler                      Director                                  October 13, 2000
---------------------------------
     Seymour Kessler

                                INDEX TO EXHIBITS

            Exhibit No.                         Document
            -----------                         --------

               4.1 1992 Stock Option Plan of the Registrant as amended ("Option Plan").

               4.2 Specimen Common Stock Certificate. (Incorporated by reference to Exhibit 4.2 contained in the Registrant's registration statement on Form S-1, Registration No. 33-56344).

               4.3 Form of Stock Option Agreement for Officers and Directors under the Option Plan (Incorporated by reference to Exhibit 10.14 contained in the Registrant's registration statement on Form SB-2, Registration No. 33-96272).

               4.4 Form of Stock Option Agreement for non-Officers and Directors under the Option Plan (Incorporated by reference to Exhibit 10.21 contained in the Registrant's Form 10-KSB for the year ended February 28, 1994, File No. 0-21320.

               5.1            Opinion of Greenberg Traurig LLP.

              23.1            Consent of Greenberg Traurig LLP. (Included in
                              Exhibit 5.1).

              23.2            Consent of Rothstein Kass & Company, LLP.

              24.1 Powers of Attorney. (Included on the signature page of this Registration Statement).